Exhibit 23.4

                      [SMITH & EGGLESTON, P.C. LETTERHEAD]



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Mid-Atlantic Community BankGroup, Inc.
Gloucester, Virginia


We hereby consent to the use of our report, dated January 16, 1998, relating to the consolidated financial statements and schedules of Mid-Atlantic Community BankGroup, Inc., in the Joint Proxy Statement constituting a part of this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in such Joint Proxy Statement.


                                        /s/ Smith & Eggleston, P.C.



Richmond, Virginia
September 4, 1998